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                                                                   EXHIBIT 12.16

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES MEADOW WOOD VILLAGE APTS., LTD., LP
RATIO OF EARNINGS TO FIXED CHARGES:

                                                     Year End.  Year End.  Year End.   Year End.   Year End.
                                                       1995       1996       1997        1998         1999
                                                     -------------------------------------------------------
Earnings:
  Pretax income (loss)                                 $--        $--        $ 36         $135        $280

Fixed Charges:
  Interest expense                                      --         --          731         715         672
  Interest factor of rental expense                     --         --           --          --          --
                                                       -----------------------------------------------------
             Total fixed charges                        --         --          731         715         672
                                                       -----------------------------------------------------
             Total earnings                             --         --          767         850         952

             Total fixed charges                        --         --          731         715         672
                                                       -----------------------------------------------------
Ratio of earnings to fixed charges                      --         --         1.05        1.19        1.42
                                                       -----------------------------------------------------
  Deficiency to cover fixed charges                     --         --           --          --          --

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                   --         --           --          --          --
             Interest factor                            33%        33%          33%         33%         33%
                                                       -----------------------------------------------------
                            Total                       --         --           --          --          --
                                                       =====================================================

                                                      9 Months         9 Months
                                                        Ended           Ended
                                                     September 30,   September 30,
                                                         1999            2000
                                                     -----------------------------
Earnings:
  Pretax income (loss)                                   $253            $116

Fixed Charges:
  Interest expense                                        505             601
  Interest factor of rental expense                        --              --
                                                     -------------------------
             Total fixed charges                          505             601
                                                     -------------------------
             Total earnings                               758             717

             Total fixed charges                          505             601
                                                     -------------------------
Ratio of earnings to fixed charges                       1.50            1.19
                                                     -------------------------
  Deficiency to cover fixed charges                        --              --

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                      --              --
             Interest factor                               33%             33%
                                                     -------------------------
                            Total                          --              --
                                                     =========================